SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             _______________________

                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                             _______________________


        Date of Report (Date of earliest event reported): March 31, 1997


                            JOHNSON CONTROLS, INC.
             (Exact name of registrant as specified in its charter)


     Wisconsin                       1-5097                    39-0380010
   (State or other                 (Commission File           (IRS Employer
   jurisdiction of                   Number)              Identification No.)
   incorporation)


        5757 North Green Bay Avenue, P. O. Box 591, Milwaukee, WI  53201
           (Address of principal executive offices including zip code)


                                 (414) 228-1200
                         (Registrant's telephone number)


                                 Not Applicable
          (Former name or former address, if changed since last report)

   Item 5.  Other Events

   Johnson Controls, Inc. (the "Company") is undertaking to meet the requirements of Rule 416((b) under the Securities Act of 1933 and Item 512(a) of Regulation S-K regarding its Registration Statements Nos. 33-64703, 33-49862 and 2-51633. Under Rule 416(b), if additional securities are issued as a result of a stock split prior to the completion of the distribution of the securities covered by a registration statement, then the additional securities are covered by the registration statement, provided that the registration statement is amended. On March 31, 1997, the Company effected a 2-for-1 split (the "Stock Split") of its outstanding common stock, $.16-2/3 par value ("Common Stock").

   Registration Statement No. 33-64703 (the "DRIP/CSPP Registration Statement") registered 500,000 shares of Common Stock and Common Stock Purchase Rights attached to the Common Stock to be sold pursuant to the Company's Automatic Dividend Reinvestment and Common Stock Purchase Plan. Pursuant to Rule 416(b), by virtue of this filing, the DRIP/CSPP Plan Registration Statement is deemed to cover the additional shares of Common Stock and Common Stock Purchase Rights that are issuable as a result of the Stock Split.

   Registration Statement No. 33-49862 (the "RSP Registration Statement") registered 250,000 shares of Common Stock and Common Stock Purchase Rights attached to the Common Stock to be sold pursuant to the Johnson Controls World Services Inc. Retirement Savings Plan. Pursuant to Rule 416(b), by virtue of this filing, the RSP Registration Statement is deemed to cover the additional shares of Common Stock and Common Stock Purchase Rights that are issuable as a result of the Stock Split.

   Registration Statement No. 2-51633 (the "SIP Registration Statement") registered 200,000 shares of Common Stock to be sold pursuant to the Company's Savings and Investment Plan. Pursuant to Rule 416(b), by virtue of this filing, the SIP Registration Statement is deemed to cover the additional shares of Common Stock and Common Stock Purchase Rights that are issuable as a result of the Stock Split.

                                   SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      JOHNSON CONTROLS, INC.



   Dated:  May 29, 1997               By: /s/ Stephen A. Roell
                                          Stephen A. Roell
                                          Chief Financial Officer
                                          and Vice President